UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported: April 17, 2012

Plan A Promotions, Inc.
(Exact name of registrant as specified in its charter)

Utah	000-51638	16-1689008
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3984 Washington Blvd. #342
Freemont, CA 94538
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code: (415) 800-4344

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR240.14d-2(b))

[_] Soliciting material pursuant to Rule 14a-12 under Exchange Act (17 CFR240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR240.13e-4(c))

 ITEM 1.01.  Entry into a Material Definitive Agreement.

Effective April 13, 2012, Plan A Promotions, Inc., a Utah corporation (“Plan A”), completed its reincorporation in the State of Delaware from the State of Utah. The reincorporation was effected by the merger of Plan A with and into GulfSlope Energy, Inc., a newly formed, wholly owned Delaware subsidiary (“GulfSlope”), in accordance with the terms of the agreement and plan of merger dated as of April 10, 2012 (the “Merger Agreement”), between Plan A and GulfSlope. The reincorporation and the terms of the merger were approved by the stockholders of Plan A at a special meeting of stockholders held on March 19, 2012.

As of the effective time of the reincorporation merger, Plan A ceased to exist as a separate entity, with GulfSlope being the surviving entity.  The reincorporation did not alter any shareholder's percentage ownership interest or number of shares of common stock owned in Plan A. Pursuant to the Merger Agreement, each outstanding share of common stock of Plan A was automatically converted into one share of GulfSlope common stock.  Each share of outstanding GulfSlope common stock that had been issued prior to the effective time of the reincorporation merger was cancelled.  Shareholders are not required to exchange their existing stock certificates, which now represent the same number of shares of GulfSlope. The reincorporation did not result in any change in our name or federal tax identification number, or any material change in our business, offices, assets, liabilities, obligations or net worth, or our directors, officers or employees. We continue to maintain our principal executive offices at 3984 Washington Blvd. #342, Fremont, California 94538.  The CUSIP number and trading symbol for our common stock will change as a result of the name change.

The foregoing description of the reincorporation and the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is filed herewith as Exhibit 2.1 and incorporated herein by reference. A more detailed description of the Merger Agreement, and the effects of the reincorporation, was previously reported in Proposal No. 1 of Plan A’s Proxy Statement filed with the Securities and Exchange Commission (the “SEC”) on February 29, 2012.

ITEM 3.03.  Material Modification to Rights of Security Holders.

The disclosures set forth in Item 1.01 and Item 5.03 of this Current Report on Form 8-K are incorporated herein by this reference.

ITEM 5.03.  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As disclosed in Item 1.01 above, effective April 13, 2012, Plan A changed its state of incorporation from Utah to Delaware, pursuant to the terms of the Merger Agreement. As of that date, the rights of Plan A’s stockholders are governed by the Delaware General Corporation Law, and by GulfSlope’s Certificate of Incorporation and Bylaws adopted pursuant to the Merger Agreement. GulfSlope’s Certificate of Incorporation and Bylaws are filed herewith as Exhibits 3.1 and 3.2, respectively, and incorporated herein by reference. Certain rights of Plan A’s stockholders were changed as a result of the change in state of incorporation and the adoption of GulfSlope’s Certificate of Incorporation and Bylaws. A more detailed description of the GulfSlope’s Certificate of Incorporation and Bylaws, and the changes in rights of Plan A’s stockholders as a result of the reincorporation, were previously reported in Proposal No. 1 of Plan A’s Proxy Statement filed with the SEC on February 29, 2012.

ITEM 9.01.  Financial Statements and Exhibits.

(d) Exhibits:

Exhibit Number	Description

2.1*	Agreement and Plan of Merger dated April 10, 2013, by and between Plan A Promotions, Inc., a Utah corporation, and GulfSlope Energy, Inc., a Delaware corporation
3.1*	Certificate of Incorporation of GulfSlope Energy, Inc.
3.2*	Bylaws of GulfSlope Energy, Inc.

* Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  April 23, 2012

PLAN A PROMOTIONS, INC.

By:	/S/ John Preftokis
John Preftokis, President